Exhibit 10.10

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AGREEMENT

Effective as of May 30, 2006, THE REGENTS OF THE UNIVERSITY OF COLORADO, a body corporate, having its principal office at 201 Regent Hall, Regent Drive, Boulder, CO 80309 (“University”)and GLOBEIMMUNE, INC., a Delaware corporation, having its principal office at 1450 Infinite Drive, Louisville CO 80027 (“GlobeImmune”), agree as follows:

1. GlobeImmune (as successor in interest to Ceres Pharmaceuticals, Ltd.) and University (acting through University Technology Corporation) are parties to the Intellectual Property License Agreement dated September 18, 1997 (“License Agreement”), pursuant to which GlobeImmune licensed certain patents and technology from University.

2.       The License Agreement was amended March 18, 1998, June 1, 2001 and October 16, 2003 (the “Amendments”).

3.       The parties desire to restate the License Agreement, as amended, for ease of reference.

4.       Attached to this Agreement is a restated version of the License Agreement incorporating all of the terms and conditions modified by the Amendments (the “Restated Agreement”).

5.       GlobeImmune and University acknowledge and agree that:

(a) The purpose of this Agreement and the Restated Agreement is to provide ease of reference when reviewing the License Agreement as amended by the Amendments.

(b) This Agreement and the Restated Agreement do not in any way affect or modify any of GlobeImmune’s or University’s obligations under the License Agreement as amended by the Amendments.

6.       In the event of any conflict between the terms of the License Agreement as amended by the Amendments and the Restated Agreement, the License Agreement as amended by the Amendments shall govern.

IN WITNESS WHEREOF, GlobeImmune and University have executed this Agreement by their duly authorized representatives as of the date first set forth above.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GLOBEIMMUNE, INC.		THE REGENTS OF THE UNIVERSITY OF COLORADO

By:	/s/ Timothy C. Rodell, M.D.	By:	/s/ David N. Allen
Name:	Timothy C. Rodell, M.D.	Name:	David N. Allen
Title:	President and Chief Executive Officer	Title:	Assoc. VP

2

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

UNIVERSITY TECHNOLOGY CORPORATION

RESTATED INTELLECTUAL PROPERTY LICENSE

AGREEMENT

INTELLECTUAL PROPERTY LICENSE AGREEMENT, dated September 18, 1997, between University Technology Corporation, a Colorado not-for-profit corporation, as Licensor, and Ceres Pharmaceuticals, Ltd., a Colorado corporation, as Licensee.

RECITALS

A.	Licensor is the owner of certain intellectual property, which is specified and defined below as “Licensed Intellectual Property.”

B.	Licensee is a newly-formed company, whose founders made the inventions (the “Inventions”) that are the subject matter of the Licensed Intellectual Property.

C.	Licensee desires to conduct further research and development with respect to the Inventions and to commercialize the Inventions.

D.	Licensee desires to acquire from Licensor, and Licensor desires to grant to Licensee, all rights in, to and under the Licensed Intellectual Property that may be necessary or desirable to enable Licensee and/or its Sublicensees to conduct further research and development with respect to the Inventions, to commercialize the Inventions, to manufacture and sell Licensed Products, and to license other Persons to use Licensed Processes for commercial purposes, in all cases subject to the terms and conditions of this Agreement.

E.	The parties desire for the Licensee to remit, and for the Licensor to receive, Royalties from the sale of Licensed Products to other Persons and the use of Licensed Processes by other Persons, and to receive [*] Royalties, subject to the terms and conditions of this Agreement.

TERMS OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 1.

Definitions

The following definitions and defined terms apply throughout this Agreement, including the Recitals. A variant of a defined term (e.g., “your” is a variant of “you’) has an appropriate correlative definition.

1.1	[*].

1.2	“Affiliate” means, when used in reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. Without limiting the foregoing, “Affiliate” also means, when used in reference to Licensee, any Person who shall acquire or who enters into a contract to acquire (whether by merger, consolidation, transfer or any other lawful transaction) all or substantially all the assets or outstanding common stock of Licensee. For purposes of this Agreement, the University of Colorado is an Affiliate of Licensor.

1.3	“Agreement” means this Intellectual Property License Agreement and any amended or modified version hereof.

1.4	The “commercial sale” of a Licensed Product refers to the sale of such Licensed Product for commercial purposes, after all necessary approvals of the United States Food and Drug Administration have been obtained. Such term excludes any sales for research purposes or for use in clinical testing or clinical trials.

1.5	The “commercial use” of a Licensed Process refers to the use of such Licensed Process for commercial purposes, after all necessary approvals of the United States Food and Drug Administration have been obtained. Such term excludes any use for research purposes or for purposes of conducting clinical testing or clinical trials.

1.6	The term “commercialize,” when used with reference to the Licensed Intellectual Property, Inventions, Licensed Products or Licensed Processes, shall refer to and include all activities reasonably related to the commercial sale or other commercial exploitation of Licensed Products, or reasonably related to the commercial use or other commercial exploitation of Licensed Processes, including, without limitation, the conducting or sponsoring of research and development activities with a view to the eventual development of Licensed Products that are suitable for commercial sale or other commercial exploitation and/or the eventual development of Licensed Processes that are suitable for commercial sale or other commercial exploitation.

1.7	The phrase, “covered by the Licensed Intellectual Property” shall mean covered by a valid and unexpired claim of any Patent. A claim shall be presumed valid unless and until it has been held invalid by the final judgment of a court of competent jurisdiction and all rights of appeal from such final judgment have been exhausted.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.8	“Founders” means the founders of Licensee: Drs. Donald Bellgrau, Richard C. Duke, and Alex Franzusoff.

1.9	“Future Founder-University Inventions” means inventions or discoveries created or developed by one or more of the Founders, acting solely in his or their capacity as employees or faculty members of the University of Colorado, if and to the extent such inventions or discoveries would not infringe one or more claims of the Licensed Intellectual Property and regardless of whether other individuals are also listed as inventors on the relevant invention disclosure or any subsequent patent application.

1.10	“Infringement” means any infringement of any Licensed Intellectual Property by a Third Person.

1.11	“Inventions” shall have the meaning set forth in Recital B above.

1.12	“Licensed Intellectual Property” shall mean (a) those patents and patent applications listed on Exhibit 1 attached hereto, and any divisions, continuations, re-examinations or re-issues of, and any continuations-in-part that are directed to subject matter specifically described in, such patents or patent applications and (b) any patent or patent application owned or controlled by Licensor to the extent it claims an Improvement.

1.13	“Licensed Process” shall mean any process or method that is covered by the Licensed Intellectual Property.

1.14	“Licensed Product” shall mean any product, system or thing that is covered by the Licensed Intellectual Property.

1.15	“Licensee” means Ceres Pharmaceuticals, Ltd., a Colorado corporation.

1.16	“Licensor” means University Technology Corporation, a Colorado not-for-profit corporation.

1.17	“Licensor’s Equity Shares” shall have the meaning set forth in Sections 9.1 and 9.2.

1.18	“Net Revenues” shall mean,

(a)	[*]

(b)	[*]

1.19	“Notice of Infringement” shall have the meaning set forth in Section 8.2.

1.20	“Patent” means any issued patent, whether United States or foreign, that is one of the patents constituting the Licensed Intellectual Property.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.21	“Patent Applications” means and includes the patent applications included in the Licensed Intellectual Property.

1.22	“PCT” means the Patent Cooperation Treaty of 1970, as amended.

1.23	“Person” means and includes each party to this Agreement and any other corporation, partnership, trust, natural person, governmental entity or agency thereof, or other legal entity.

1.24	“Royalties” shall have the meaning set forth in Section 5.1.

1.25	“Sublicense” and “Sublicensee, shall have the meanings set forth in Section 3.1.

1.26	“Sublicense Fee, shall mean any payment (whether made in the form of cash or other property) received by Licensee from any Sublicensee upon or in connection with the execution of any Sublicense or any option to obtain a Sublicense, if such payment is made under the terms of the Sublicense or option and is not contingent upon any sales of Licensed Products or Licensed Processes or upon any performance on the part of Licensee. “Sublicense Fee” shall not in any event include any amount paid to Licensee by any Sublicensee or other Person, (a) as fair consideration for research and/or development services, (b) as an investment in or loan to Licensee, or (c) as consideration for any other property, rights or services that have been or are expected to be furnished by Licensee to such Person.

1.27	“Third Person” shall mean any Person who is not a party to this Agreement and is not an Affiliate of a party to this Agreement.

1.28	“Total Equity Investment” shall mean the aggregate dollar amount received by Licensee, calculated cumulatively from the date of Licensee’s formation, in payment for the issuance of shares of Licensee’s common stock or in payment for the issuance of shares of any other equity security.

1.29	1.29 “Improvements” shall mean inventions or discoveries owned or controlled by the Licensor, if and to the extent such inventions or discoveries would infringe one or more claims of the patents or patent applications listed on Exhibit 1. The parties hereto agree that inventions or discoveries arising from the collaborations listed in Exhibit 2 hereto shall be Improvements under the terms of this Agreement.

ARTICLE 2.

Grant of Rights

2.1

Licensor hereby grants and agrees to grant to Licensee, upon the terms and conditions set forth in this Agreement, and subject to Sections 2.2 and 2.3, the exclusive rights under the Licensed Intellectual Property to make, have made, use and sell Licensed Products

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and Licensed Processes throughout the world and otherwise to exploit the Licensed Intellectual Property commercially throughout the world. Except as expressly provided to the contrary in Article 12, the license herein granted is irrevocable and nonterminable throughout the term of this Agreement.

2.2	Notwithstanding the exclusive rights granted in Section 2.1, Licensor reserves to itself, for the benefit of the University of Colorado, the nonexclusive right to use Licensed Intellectual Property for academic and research purposes; provided, however, that such nonexclusive right may not be transferred or sublicensed to any Person other than the University of Colorado and may not in any event be used outside the University of Colorado, or for commercial purposes, or for the commercial benefit of any Person other than Licensee. Notwithstanding the foregoing proviso, any Founder who becomes associated with any academic institution other than the University of Colorado or who becomes associated with a not-for-profit organization or not-for-profit corporation may continue to conduct research with respect to any Licensed Intellectual Property regardless of whether he is associated with the University of Colorado at the time the research is conducted.

2.3	Notwithstanding the exclusive rights granted in Section 2.1, the license herein granted shall be subject to the preexisting rights of the United States Government in any Licensed Intellectual Property.

2.4	Licensee shall deliver to Licensor no later than June 15, 2001, and thereafter on an annual basis before the ninetieth (90th) day following the close of Licensee’s fiscal year, a business plan and progress report showing the funds, personnel, and time budgeted and planned for development and commercialization of the Licensed Intellectual Property and the progress achieved on such plans to date.

2.5	Licensee shall deliver to Licensor no later than sixty (60) days after the end of each of the first three calendar quarters, summary financial statements and balance sheets for the preceding quarter. Licensee shall deliver to Licensor no later than ninety (90) days after the close of its fiscal year, its summary year-end financial statement and balance sheet for the preceding fiscal year (such quarterly and annual financial statements and balance sheets, the “Financial Statements”). Licensor shall only disclose the Financial Statements to those of its employees, representatives and agents requiring knowledge. Licensor shall use its best efforts to protect and preserve the proprietary and confidential nature of the Financial Statements, and shall be responsible for any unauthorized disclosure of the Financial Statements by employees, representatives and agents to whom the Financial Statements have been disclosed by Licensor.

2.6

Except for its contractual reporting obligations to the University of Colorado requiring disclosure to those representatives of the University of Colorado who have a “need to know” due to the economic interests granted in the proceeds of this Agreement, Licensor represents that it is under no obligation, pursuant to any policy, regulation, law or otherwise, to provide the Financial Statements, either directly or indirectly, to any third

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

party. Licensor represents that any disclosure of the Financial Statements to representatives of the University of Colorado shall not trigger disclosures mandated by the Colorado Public Records Act (C.R.S. §§ 24-72-201 et seq.) as the statute reads on the Effective Date. Licensor further covenants that should it be required to disclose, either directly or indirectly, to any third party the Financial Statements, Section 2.5 shall immediately terminate and Licensee will have no further obligation to provide such information to Licensor or any third party, unless such disclosure is in response to a subpoena issued by a court or other governmental agency of competent jurisdiction and Licensee has been provided written notice thereof and the opportunity to seek confidential treatment prior to such disclosure.

ARTICLE 3.

Sublicenses

3.1	Licensee may grant one or more sublicenses (“Sublicenses”) of any or all the rights granted to Licensee hereunder, to one or more other Persons (“Sublicensees”), in each instance on such terms as Licensee, in its sole discretion, deems appropriate; provided, however, that:

(a)	no Sublicense shall have the purpose or the intent of allowing Licensee to avoid any of its obligations hereunder;

(b)	each Sublicense shall be expressly subject to all the terms and conditions of this Agreement; and

(c)	each Sublicensee shall agree to be bound by the terms and conditions of this Agreement to the extent the same apply to the rights sublicensed.

3.2	Each Sublicensee shall be provided with a copy of this Agreement, and Licensee shall send Licensor a copy of each sublicense immediately after it is executed.

3.3	If any Sublicense Fee is paid in connection with any Sublicense, [*].

ARTICLE 4.

Funding and Commercialization

4.1	Immediately upon the execution and delivery of this Agreement, Licensee shall use [*] to obtain funding or financing from any lawful sources (including, without limitation, private investments, private grants, public and private research contracts, or governmental grants), at such times and in such amounts as will enable Licensee to make all required payments hereunder on a timely basis and to conduct further research and development with respect to the Inventions.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2	Licensee shall at all times exercise [*] to commercialize the Licensed Intellectual Property, whether directly, or through one or more Sublicensees, or in conjunction with one or more other Persons.

4.3	Licensee shall be deemed to have satisfied its obligations under Sections 4.1 and 4.2 if it:

(a)	obtains [*] in funding or funding commitments from any of the sources described in Section 4.1 within eighteen months after the date hereof; and

(b)	expends [*] on research and development during [*] after the date hereof.

The accomplishment of (a) and (b) above is to be construed as sufficient means, and not the exclusive means, of Licensee satisfying its obligations under Sections 4.1 and 4.2.

ARTICLE 5.

Royalties [*]

5.1	Licensee shall pay Licensor royalties (“Royalties”) equal to either of the following, as applicable:

(a)	[*] of all Net Revenues [*] with respect to Licensed Products or Licensed Processes; or

(b)	[*] of all Net Revenues [*] with respect to Licensed Products or Licensed Processes.

Subject to the provisions of Section 5.2, Licensee shall begin paying Royalties each calendar quarter after it first receives any Net Revenues. Each Royalty payment shall be made within [*] after the end of the calendar quarter during which the Licensee received the Net Revenues upon which Royalties are then being paid.

5.2	Licensee shall pay Licensor [*]:

(a)	[*]

(b)	[Intentionally omitted per Amendment No. 2.]

(c)	[*].

(d)	[*].

(e)	[*].

(f)	[*].

[*].

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.3	Each Royalty payment shall be accompanied by a detailed statement showing the basis for the computation of the Royalties then being paid, including reasonably detailed information regarding Net Revenues received (and allowable deductions therefrom) during the period for which Royalties are then being paid, as well as the type and number of Licensed Products sold (with the authority of Licensee or any Sublicensee) and Licensed Processes used (with the authority of Licensee or any Sublicensee) during such period. [*].

5.4	Licensee shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing Net Revenues received and the amounts of Royalties [*] payable. Such books of account shall be kept at Licensee’s principal place of business. Once each calendar year, during normal business hours and on five business days’ written notice, Licensor or its designee shall be entitled to audit the books and records of Licensee in order to determine whether Licensee has made proper payments of Royalties, and for no other purpose. Any information concerning Licensee that the auditors may obtain in the course of performing such audit will be maintained as secret and confidential, will not be disclosed to any other Persons, and will not be used for any purpose other than obtaining the payment in full of Royalties due. No claim for underpayment of Royalties [*] shall be valid or shall be brought more than [*] after the end of the calendar quarter in which the alleged underpayment occurred; and any such claim that is not brought within such time shall be deemed waived and discharged.

5.5	If any Licensed Product or Licensed Process is covered by more than one Patent, [*].

5.6	Licensee shall pay Licensor [*]:

(a)	[*].

(b)	[*].

(c)	[*].

[*].

5.7	Notwithstanding Section 5.6 or any other provision of this Agreement, [*].

ARTICLE 6.

Patent Prosecution and Maintenance

6.1	Except as provided in Section 6.3:

(a)	Licensee shall diligently prosecute the Patent Applications in the United States and such other jurisdictions that Licensee in its sole discretion deems to be in the Licensee’s best interests;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	Licensee shall maintain every Patent as active; and

(c)	Licensee shall pay when due all filing fees, maintenance fees, taxes, attorneys’ fees and other costs and expenses associated with the activities described in Sections 6.1(a) and (b).

6.2	Licensee shall provide Licensor promptly with copies of all filings and communications relating to the Licensed Intellectual Property, including but not limited to copies of all correspondence with the United States Patent Office or any foreign patent office.

6.3	Licensee may abandon any Patent or Patent Application by notifying Licensor of such abandonment in writing, not less than thirty days before any filing, fee payment, or other official action is required to be taken with respect to the Patent or Patent Application to be abandoned. After any such notice of abandonment has been given:

(a)	Licensee shall have no further obligation to prosecute or maintain the Patent or Patent Application so abandoned;

(b)	Licensee shall have no further rights in, to or under the Patent or Patent Application so abandoned; and

(c)	Licensor may thereafter continue the Prosecution of the Patent or Patent Application so abandoned.

ARTICLE 7.

Rights Resulting from Future Research

7.1	The Founders intend, but are not obligated, to continue conducting research and development, as employees and faculty members of the University of Colorado, with respect to the Inventions and related technology.

7.2

University hereby grants to Licensee an exclusive option to obtain the exclusive, worldwide, commercial rights to any Future Founder-University Inventions arising after the Effective Date (the “Future Inventions Option”), on terms and conditions to be negotiated by the parties following the exercise by Licensee of the Future Inventions Option. University shall disclose to Licensee in reasonable written detail any such Future Founder-University Invention after the University’s Technology Transfer Office receives notification from the inventor(s) that such Future Founder-University Invention has been made, and Licensee shall have ninety (90) days (the “Option Period”) following receipt of such invention disclosure to exercise the Future Inventions Option with respect to such Future Founder-University Invention by delivering to University written notice indicating that Licensee desires to exercise the Future Inventions Option. Upon such notice, the parties shall negotiate in good faith for a period of up to sixty (60) days commercially reasonable terms and conditions for a license under the intellectual property rights

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

relating to such Future Founder-University Invention; provided that, if Licensee is negotiating the terms of such license in good faith, but no agreement has been reached in a sixty (60) day period, such period shall automatically extend for additional sixty (60) day periods so long as Licensee continues to negotiate in good faith during such subsequent periods. If Licensee exercises the Future Inventions Option, Licensee will agree to [*] for the Future Founder-University Invention prior to and during the Option Period and appertaining license negotiation period; provided that, such [*] without the prior written consent of Licensee [*]. Licensee will [*]. If Licensee exercises the Future Inventions Option [*]. In the event that Licensee exercises the Future Inventions Option, but no such license is executed during the negotiation period, Licensor agrees not to make an offer for a license to the Future Founder-University Invention on more favorable terms to a third party for a period of [*] without first offering Licensor those more favorable terms.

7.3	[Intentionally omitted per Amendment No. 3]

7.4	Licensor shall not own or have (and nothing in this Agreement shall constitute a grant of) any rights in, to or under any patents, inventions, technology or other intellectual property:

(a)	that may be created or developed at any time by Licensee, using its own facilities, for its own account and benefit; or

(b)	that may be created or developed at any time by Licensee, using its own facilities, under a contract with, or under a grant from, a Third Person.

7.5	The rights of Licensee in and to any particular Future Founder-University Invention, as set forth in Section 7.2 and Section 7.3, are subject to any prior rights that may exist in favor of any Third Person who has provided funds to the University of Colorado or to Licensor that were used in order to finance the development of such Future Founder-University Invention.

7.6	Licensee, at its sole discretion, may make embodiments of the Licensed Intellectual Property available to employees or faculty members of the University of Colorado solely for internal research purposes pursuant to appropriate material transfer or other research-related agreements. Licensor acknowledges and agrees that (i) with respect to inventions or discoveries arising from activities conducted as permitted by such agreements, regardless of when such material transfer agreements are executed, (a) any Improvements shall be treated as provided in this Agreement and (b) any other inventions or discoveries shall be subject to Section 7.4(b); and (ii) it hereby approves of the form of materials transfer agreement attached hereto as Exhibit 3 and, by execution hereof, unconditionally agrees to become a party to, and does hereby join, such agreement and agrees to perform all obligations required to be performed by it under the Material Transfer Agreement and to be bound by each and every provision contained therein as though the undersigned had executed each Material Transfer Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 8.

Infringement of Licensed Intellectual Property

8.1	Each party shall exercise reasonable diligence in identifying actual or potential Infringements. Subject to the specific procedures, terms and conditions set forth in this Article 8, each party will cooperate with the other in investigating and/or terminating any Infringement or alleged Infringement, whether through legal action, negotiation or otherwise. Such cooperation shall include, without limitation: each party directing its employees to testify and grant interviews upon the request of the other party; and each party producing all reasonably pertinent records, papers, information, samples, specimens and similar items upon the request of the other party. Each party shall render such cooperation at its own cost and expense.

8.2	If either party obtains knowledge of facts that it reasonably believes give rise to a claim for Infringement, such party shall promptly notify the other party of such facts in writing (“Notice of Infringement”). The party issuing any Notice of Infringement shall state in reasonable detail all facts known to it that form the basis of the Notice of Infringement.

8.3	Licensee shall have, for a period of 120 days from the date of a Notice of Infringement, the exclusive right to institute an action for Infringement against such third party. If Licensee institutes such suit, it may join Licensor as a plaintiff and Licensor shall cooperate with Licensee, at Licensee’s expense, in the prosecution of such suit. Licensee shall bear the entire cost of such litigation. Any recovery in excess of litigation costs and attorney fees shall be shared with Licensor as follows:

(a)	[*];

(b)	[*];

(c)	Except as provided in (iv) below, if there is no apportionment in the damages recovered, whether in a judgment or in a settlement or otherwise, then all damages shall be considered damages for [*]; and

(d)	Licensee and Licensor agree to negotiate in good faith an appropriate compensation to Licensor for any non-cash settlement or non-cash cross-license.

8.4

If Licensee fails to institute such action within such 120-day period (or by written notice declines to institute such action), then Licensor may, but is not obligated to, institute suit, and at its option, join Licensee as a plaintiff. If Licensor decides to institute suit, it shall notify Licensee in writing. Licensee shall have fifteen (15) days after receipt of such notice to notify Licensor that it agrees to join in the suit and the suit shall be brought in both their names. All litigation costs and fees shall be borne equally, and any recovery or settlement shall be shared equally. Licensor and Licensee shall agree to the manner in which they shall exercise control over such suit. Either party, at its option, may be

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

represented by separate counsel of its own selection, the fees for which shall be paid by such party. Licensee’s failure to notify Licensor in writing within fifteen (15) days after the date of Licensor’s notice, that it will join in the suit pursuant to the terms hereof, shall be deemed conclusively to be Licensee’s assignment to Licensor of all rights, causes of action, and damages resulting from any such alleged Infringement. Licensor shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement.

8.5	Should either Licensor or Licensee commence a suit under the provisions of this Article 8 and thereafter desire to abandon same, it shall give timely notice to the other party who may, if it so desires, continue prosecution of such suit, provided, however, that the sharing of expenses, attorney fees and any recovery in such suit shall be as agreed upon between the parties.

8.6	[Intentionally omitted per Amendment No. 2.]

8.7	If any Third Person commences a declaratory judgment action alleging invalidity or noninfringement of any Licensed Intellectual Property:

(a)	the party first receiving the summons and complaint in such action (whether by formal service or otherwise) shall immediately forward a copy to the other party;

(b)	Licensor shall have the right, but not the obligation, to defend such action, at its sole cost and expense;

(c)	if Licensor fails to agree in writing to defend such declaratory judgment action at its sole cost and expense within ten calendar days after it receives (whether through service of process, or under Section 8.7(a), or in any other manner) a copy of the summons and complaint in such action, Licensee shall have the right, but not the obligation, to defend such action; and

(d)	the commencement of such declaratory judgment action shall be treated the same as the issuance of a Notice of Infringement pursuant to Section 8.2, thereby entitling Licensor and/or Licensee (subject to the other term and conditions of this Article 8) to take action in an attempt to terminate any alleged Infringements by the Person (i.e., the plaintiff) who commenced the declaratory judgment action.

8.8	The parties expressly recognize the possibility that upon the issuance of any Notice of Infringement or upon the commencement of any declaratory judgment action alleging invalidity or noninfringement of Licensed Intellectual Property, they may agree to a course of action other than as set forth above, upon mutually satisfactory terms and conditions.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 9.

Licensor’s Equity

9.1	Promptly after the execution and delivery of this Agreement, Licensee shall issue to Licensor [*] shares of its common stock [*] (“Licensor’s Equity Shares”). Licensor’s Equity Shares issued to Licensor pursuant to this Article 9 shall be in addition to any other shares issued to Licensor under any other license agreement between the parties.

9.2	[*]

9.3	Licensor represents that it is acquiring the Licensor’s Equity Shares for investment purposes only and not with a present view to the resale or distribution thereof

9.4	Licensee has no present intent to register Licensor’s Equity Shares under the Securities Act of 1933 or under the securities laws of any state. Licensor’s Equity Shares may not be sold, transferred or hypothecated in the absence of such registration, unless Licensee receives an opinion of counsel satisfactory to Licensee to the effect that the proposed sale, transfer or hypothecation may lawfully be made.

9.5	[*]

9.6	Licensor shall not sell or otherwise dispose of any Licensor’s Equity Shares to any Third Person unless Licensor first offers Licensee, in writing, the opportunity to purchase such Licensor’s Equity Shares on the same terms and conditions as those on which it proposes to sell or otherwise dispose of such Licensor’s Equity Shares to such Third Person. Licensee shall have thirty days to accept or reject, in writing, any offer made by Licensor pursuant to this Section 9.6. If Licensee does not issue a timely acceptance or rejection of any such offer, the offer shall be deemed rejected, and Licensor shall be free to sell such Licensor’s Equity Shares to such Third Person on the terms and conditions offered to Licensee, subject to any applicable provisions of this Agreement (including, without limitation, the provisions of this Article 9) and any applicable laws, rules or regulations. Notwithstanding the above, Licensor may distribute Licensor’s Equity Shares pursuant to its agreement with University of Colorado to which it is bound and Licensee shall provide such certificate(s) in the names of such recipients of such Shares specified by UTC as necessary for this purpose. Such distribution shall not be subject to Licensee’s right of first offer as set forth in this Section 9.6.

ARTICLE 10.

Product Liability

10.1

Licensee agrees to indemnify, defend and hold harmless Licensor, the University of Colorado, and their respective trustees, directors, officers, employees and Affiliates (each an “Indemnitee”), from and against any claims and expenses, including reasonable

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

attorneys’ fees and other legal expenses, arising out of any death or injury to any Person or Persons caused or allegedly caused by Licensee, by any Licensed Product or by any Licensed Process; provided, however, that no Indemnitee shall be indemnified under this Agreement for its own negligence or for the negligence of any other Indemnitee.

10.2	Licensee shall obtain product liability insurance on such terms and in such amounts as are reasonable and customary within its industry for companies similarly situated.

ARTICLE 11.

Warranty Disclaimer

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OF ANY PATENTS OR PATENT CLAIMS INCLUDED WITHIN THE LICENSED INTELLECTUAL PROPERTY.

ARTICLE 12.

Term and Termination

12.1	The term of this Agreement and the grant of rights made herein shall extend until the expiration of the term (including all extensions thereof) of the last patent included within the Licensed Intellectual Property, unless this Agreement is sooner terminated by either party in accordance with the provisions hereof.

12.2	Licensor may terminate this Agreement if Licensee fails to make any payment of Royalties when due hereunder [*], but only if such failure is not cured within thirty days after Licensor gives Licensee notice of such nonpayment in writing, stating Licensor’s election to terminate this Agreement for nonpayment. In the event of such uncured nonpayment, termination shall take effect at the conclusion of the thirty-day period, without the necessity of further action or notice. In the event of a bona fide dispute regarding whether Licensee has made all payments required hereunder or whether any payment made by Licensee has been incorrect in amount, Licensor may not terminate this Agreement for nonpayment of the disputed amount unless the dispute is finally resolved in Licensor’s favor and Licensee fails to pay the amount of the deficiency within thirty days after such final resolution.

12.3

Either party may terminate this Agreement if the other party is in default of a material provision hereof, but only if such default continues and remains uncured for a period of ninety days after the aggrieved party gives the defaulting party notice in writing, specifying the default in detail and stating the aggrieved party’s election to terminate this Agreement by reason of such default; provided, however, that any default described in

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 12.2 shall be governed exclusively by such Section. In the event of such uncured default, termination shall take effect at the conclusion of the ninety-day period, without the necessity of further action or notice.

12.4	Licensee may terminate its rights and obligations hereunder separately with respect to any patent included within the Licensed Intellectual Property, with or without cause, on sixty days’ written notice to Licensor.

12.5	Upon and after the termination of this Agreement, regardless of the reason for termination, Licensee and its Sublicensees shall nonetheless have the right to sell their entire existing inventories of Licensed Products and shall also have the right to complete any Licensed Processes then ongoing insofar as may be necessary in order to avoid undue hardship.

12.6	The termination or expiration of this Agreement shall not affect the rights or obligations of either party accruing prior to such termination or expiration, including without limitation the obligation to pay Royalties with respect to Licensed Products sold or Licensed Processes used after the date of termination pursuant to Section 12.5.

ARTICLE 13.

Assignment

13.1	Licensor may assign and transfer to any Person, on such terms and conditions as Licensor in its sole discretion deems appropriate, its right to receive Royalties [*] hereunder. Licensor may also assign and transfer this Agreement in its entirety to the University of Colorado.

13.2	Licensee may assign and transfer to any Affiliate of Licensee, on such terms and conditions as Licensee in its sole discretion deems appropriate, any or all of its rights in, to and under Licensed Intellectual Property and/or any other rights of Licensee arising under this Agreement.

13.3	Except as provided above in this Article 13, neither this Agreement nor any right or obligation hereunder shall be assignable by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any purported or attempted assignment without such consent shall be void. Any permitted assignee shall be bound by all the terms and conditions of this Agreement to the same extent as the assignor. No assignment shall relieve any party of any obligation under this Agreement, whether accruing before or after the assignment.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 14.

Compliance with Laws, Export Controls and University Regulations

14.1	Each party will comply with all laws, regulations, ordinances, agency pronouncements and other legal requirements that may be applicable to the activities conducted by such party pursuant to or as contemplated by this Agreement.

14.2	Without limiting Section 14.1, the parties acknowledge that certain bylaws, rules and regulations of the University of Colorado, and certain laws of the State of Colorado, apply to the conduct of commercial enterprises by current and former faculty members and employees of the University of Colorado. Each party represents to the other that to the best of its knowledge and belief, none of the research, developmental or commercial activities contemplated in this Agreement to be conducted by the Founders as employees or agents of Licensee, or by Licensee, would violate any such bylaws, rules, regulations or laws.

14.3	The parties acknowledge that they are subject to the laws and regulations of the United States that govern and restrict (in specified circumstances) the export of technical data, computer software, laboratory prototypes and other commodities, including without limitation the Arms Export Control Act, as amended, and the Export Administration Act of 1979. Nothing in this Agreement shall be interpreted so as to require or permit Licensor or Licensee to violate any such export laws or regulations.

14.4	Licensee specifically acknowledges that it may be required to obtain a permit or license from the United States Government or an agency thereof prior to exporting any materials or data. Licensee agrees to obtain all such required permits and licenses prior to exporting any such materials or data.

ARTICLE 15.

Notices, Other Communications and Payments

15.1	Unless otherwise provided in this Agreement, any notice or other communication permitted or required hereunder shall be deemed to have been duly given or made if in writing and delivered by any of the following methods to the party to whom it is directed: (a) hand delivery; (b) first class or certified mail; or (c) facsimile. Such notice or communication shall be deemed given or made upon its receipt, by an employee possessing the appropriate level of authority, at the office of the party to whom it is directed. The addresses and facsimile numbers of the parties are:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Licensor:

University Technology Corporation

3101 Iris Avenue, Suite 250

Boulder, CO 80301

Facsimile: 303 440-5875

Attention:     Jerry Donahue

                      President and CEO

Licensee:

Ceres Pharmaceuticals, Ltd.

1899 Gaylord Street

Denver, CO 80206

Facsimile: 303 333-8423

Attention:     Richard Duke, Ph.D.

                      President

Either party may change its address, facsimile or contact person for purposes of this Section by sending notice of its change of address to the other party in compliance with the notice provisions of this Section.

15.2	Payments made by either party to the other hereunder shall be made in the manner provided in the preceding Section with respect to notices and other communications.

ARTICLE 16.

Miscellaneous

16.1	Patent marking. Licensee shall mark each Licensed Product sold in the United States, or the packaging thereof, with the applicable United States Patent number(s), in accordance with the patent laws of the United States. Licensee shall mark each Licensed Product sold outside the United States with the applicable patent number(s), in accordance with the laws applicable to each such sale.

16.2	Nonuse of names. Nothing herein shall constitute the grant of a license or permission by either party to use such party’s name, or the name of any employee or Affiliate of such party, for any advertising or promotional purposes; provided, however, that either party may state, publicly or privately, that the Licensed Intellectual Property is owned by the Licensor and has been licensed by Licensee from Licensor.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.3	Relationship of parties. The parties to this Agreement are independent and unrelated. Neither party is the agent, partner or co-venturer of the other, and neither party shall hold itself out, or knowingly permit itself to be perceived as, an agent, partner or co-venturer of the other.

16.4	Founders’ rights. Nothing in this Agreement shall limit or otherwise affect the rights of the Founders, as faculty members of the University of Colorado and as the inventors of the Inventions, to receive a portion of the revenues derived from the Inventions or Licensed Intellectual Property; and none of such rights of the Founders shall limit or otherwise affect the payment of Royalties [*] to Licensor hereunder; provided, however, that the Founders shall not have any right to receive any portion of the profits, if any, that may be realized by Licensor upon the sale or other disposition of Licensor’s Equity Shares.

16.5	Further assurances. If and to the extent it is within Licensor’s ability to do so, Licensor shall grant and convey to Licensee, for no additional consideration, any further rights and permissions held or controlled by Licensor that Licensee may require in order to more fully enjoy the rights granted in this Agreement and otherwise to make, use and sell Licensed Products and Licensed Processes.

16.6	Negative covenant. Licensor shall not enter into any contract or undertaking that conflicts with the rights herein granted to Licensee or that, upon the happening of any reasonably foreseeable future event, shall conflict with the rights herein granted to Licensee.

16.7	Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their permitted successors and assigns.

16.8	Headings. All headings in this Agreement are for convenience of reference only and shall be ignored for purposes of construing and interpreting this Agreement.

16.9	Severability. If any part of this Agreement shall be adjudged by any court or other tribunal of competent jurisdiction to be invalid, such judgment shall not affect or nullify the remainder of this Agreement, which shall be given effect in accordance with the manifest intent hereof

16.10	Force majeure. Except for the failure to make payments when due, neither party shall be liable to the other party by reason of any failure in performance or delay in the performance of this Agreement if the failure or delay arises out of acts of God, illness, acts of the other party, acts of governmental authority, strikes, delays in transportation, war or any cause beyond the reasonable control of the party so affected. If any such event delays performance, the time allowed for such performance shall be appropriately extended.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.11	Waiver. No failure on the part of either party to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude further exercise of the same right or the exercise of any other right hereunder by either party.

16.12	Manufacturing. All Licensed Products leased or sold within the United States shall be manufactured substantially within the United States, so long as such requirement exists under Public Law 96-517, as amended by Public Law 98-620.

16.13	Entire agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and cancels all prior agreements and negotiations between the parties relating thereto. The Recitals on the first page hereof are incorporated into, and are a part of, this Agreement.

16.14	Amendment. This Agreement may not be modified, amended, or supplemented except in a written instrument signed by both parties.

16.15	Governing law. This Agreement and the construction and enforcement of the provisions hereof shall be governed by the internal laws of the State of Colorado, without regard to the conflict of laws provisions thereof; provided, however, that as to any issue that cannot be resolved without determining the validity, scope or enforceability of the rights accruing under any of the Patents, such issue shall be resolved and determined in accordance with the laws of the country that issued the patent in question.

16.16	Material Transfer Agreement. A true and complete copy of the Material Transfer Agreement (“MTA”) with University of Colorado Health Sciences Center (“UCHSC”) is attached hereto as Exhibit 3. Licensee shall provide copies of any revisions or modifications of such MTA and any new material transfer agreements or research agreements with UCHSC or University of Colorado within ten (10) days of the execution of such agreements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

UNIVERSITY TECHNOLOGY CORPORATION

/s/ Michael G. Gabridge

By:	Michael G. Gabridge, Ph.D. President and CEO	Date: 10/2//97

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CERES PHARMACEUTICALS, LTD.

/s/ Richard C. Duke

by:	Richard C. Duke, Ph.D. President	Date: 9/18/97

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 1

Licensed Intellectual Property

Patents

Country	Patent No.	Issue Date	Title
[*			]

Patent Applications

Country	Serial No.	File Date
[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 2

Collaborations

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 3

Form of MTA for USHSC Researchers

MATERIALS TRANSFER AGREEMENT

THIS MATERIALS TRANSFER AGREEMENT (the “Agreement”) is entered into the [            ] day of [            ], 200            by and between GLOBEIMMUNE, INC. (“GlobeImmune”), with offices at 12635 E. Montview Blvd., Suite 138, Aurora, Colorado 80010, and the Regents of the University of Colorado on behalf of the University of Colorado Health Sciences Center (“Recipient”).

WHEREAS, GlobeImmune owns certain biological materials or has rights to transfer such biological materials to Recipient; and

WHEREAS, Recipient desires to receive the biological materials to conduct certain research and investigations and GlobeImmune desires to permit Recipient to conduct such research and investigation under the terms and conditions as set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Provision of Materials Identified in Exhibit A. GlobeImmune shall supply the biological materials identified on Exhibit A (hereinafter “Material”) to Recipient solely for the non-commercial research purposes identified on Exhibit B (“Research Project”). The Material includes any additional progeny, mutants or derivatives which cannot be made but for the use of such Material. The Material may also include Confidential Information (as defined in Section 3.1 below) related to the production of the Material that is disclosed to Recipient in connection with Recipient’s use of the Material, such Confidential Information to be treated as provided in Section 3.1 below. GlobeImmune will deliver a reasonable quantity of Material (to be determined by GlobeImmune) to Recipient within a reasonable period of time after execution of this Agreement by both parties. That Material will be provided to [            ] (“Principal Investigator”). GlobeImmune shall retain all right or interest in and to the Material.

2. Use of Material. The Material will be used only by Principal Investigator or by individuals working under Principal Investigator’s direct supervision for the Research Project and will not be transferred, distributed or released to any other person outside Principal Investigator’s immediate research group without GlobeImmune’s prior written consent. The Material is only made available to Recipient for investigational use in laboratory animals or in in vitro experiments and will not be used in humans or in contact with any cells or other materials to be infused into humans. Recipient shall use the Material in compliance with all applicable laws and regulations, including those relating to the handling of containment of the Materials. Recipient shall use the Material solely for academic research purposes and not for any commercial purpose.

3. Confidential Information, Research Information and Publications.

3.1 No Disclosure. Recipient agrees that it shall not disclose the Confidential Information (as defined below) to any third party other than the Principal Investigator or individuals working under Principal Investigator’s direct supervision and shall use the Confidential Information solely for the

1.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

purposes specified in Section 2 above. For purposes of this Agreement, “Confidential Information” means the Material, any information related to the Material and any other information disclosed by GlobeImmune to Recipient and identified as confidential or proprietary. Notwithstanding the foregoing, the confidentiality obligations specified in this Section shall not apply to: (a) information that is at the time of disclosure or subsequently becomes, part of the public domain through no fault of Recipient; (b) information in Recipient’s possession before receipt from GlobeImmune; (c) information that is received from a third party without breach of confidentiality obligations; (d) information that is independently developed by an employee or consultant of Recipient who has not had the particular information disclosed to him/her; or (e) information which Recipient is required by law to disclose, provided that Recipient gives GlobeImmune reasonable prior notice of the intent to disclose and cooperates with GlobeImmune to seek a protective order or other restrictions. Recipient’s obligations under this Section 3.1 shall survive any termination or expiration of this Agreement.

3.2 Material Tracking. Recipient will store all Material in a secure location under direct control of Recipient, separate from other publicly available banks or libraries of materials, even when stored within the laboratory of the Principal Investigator. Recipient will track each distribution and use of Material to individuals working under Principal Investigator’s direct supervision. Recipient will keep a written record that includes the individual’s name, date of distribution and purpose.

3.3 Publications. Recipient shall have the right to publish the results of the Research Project so long as such publication does not violate Section 3.1. Recipient agrees to submit to GlobeImmune for its review and comment, a copy of any proposed publication, abstract or other disclosure resulting from such activities, such as by oral presentation, manuscript or abstract, at least forty-five (45) days prior to any such presentation or publication. If no response from GlobeImmune is received by Recipient within thirty (30) days of the date received by GlobeImmune, it will be conclusively presumed that the publication may proceed without delay. If GlobeImmune feels that the conclusions are not supported by the data, then the parties shall make a good faith attempt to resolve such issues, and at GlobeImmune’s request Recipient shall delay publication for an additional thirty (30) days to allow such discussion. Recipient shall comply with GlobeImmune’s request to delete any references to GlobeImmune’s Confidential Information contained in the proposed publication or disclosure. At GlobeImmune’s request, Recipient will, for a reasonable period up to ninety (90) days from initial delivery to GlobeImmune, delay revealing any patentable subject matter in the disclosure in order to permit the filing of patent applications.

4. Inventions. Except as otherwise agreed by the parties pursuant to their Intellectual Property License Agreement dated September 18, 1997 (as amended), any inventions, innovations or ideas resulting from Recipient’s use of Material, including improvements to or derivatives of the Material (“Inventions”), shall belong solely to GlobeImmune. GlobeImmune may, at its election and expense, pursue and obtain patent protection for any inventions that may incorporate use of the Material or the Research Information. Recipient is granted no other right or license to the Material under any patent rights now or hereafter held by GlobeImmune, nor is any implied hereby. Recipient shall notify GlobeImmune in a timely manner of any Invention conceived, discovered or reduced to practice in connection with this Agreement and shall exert best efforts, in cooperation with GlobeImmune and at GlobeImmune’s expense, in the filing and subsequent prosecution of any patent applications based upon any such Inventions.

5. Warranties. RECIPIENT ACKNOWLEDGES AND AGREES THAT THE MATERIAL IS EXPERIMENTAL IN NATURE AND, THEREFORE, IS SUPPLIED TO RECIPIENT “AS IS,” WITH NO WARRANTIES OF ANY KIND,

2.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY OF NON-INFRINGEMENT OR TITLE. GLOBEIMMUNE SHALL NOT BE LIABLE FOR ANY USE OF THE MATERIAL BY RECIPIENT OR FOR ANY LOSS, CLAIM, DAMAGE OR LIABILITY OF ANY KIND OR NATURE WHICH MAY ARISE FROM OR IN CONNECTION WITH THIS AGREEMENT OR FROM THE USE, HANDLING OR STORAGE OF THE MATERIAL.

6. Term and Termination. This Agreement shall be effective upon the date first above written and shall continue for one (1) year after Recipient’s receipt of the Material. This Agreement may be extended beyond such initial term upon the mutual written agreement of the parties, which will not be unreasonably withheld. Either party may terminate this Agreement at any time upon thirty (30) days written notice to the other party. Within ten (10) days after the expiration or termination of this Agreement, Recipient shall return all Material and any copies of the Confidential Information and Research Information in Recipient’s possession or within its control to GlobeImmune or shall deliver written notice certifying that all Material, Confidential Information and Research Information has been destroyed. The obligations of each party under Sections 3, 4 and 5 shall survive the expiration or termination of this Agreement.

7.	Miscellaneous.

7.1 Entire Agreement. The parties agree that this Agreement, including the exhibits, contains the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all previous communications, proposals, representations and agreements, whether oral or written, relating to the subject matter hereof. This Agreement may only be amended or modified by a writing signed by both parties. The parties hereby represent and warrant that the officials signing this Agreement have the power to do so on behalf of the parties.

7.2 Successor and Assigns. Neither party shall assign this Agreement or any rights hereunder without the prior written consent of the other party; provided, however, that no consent shall be required for any assignment in connection with the sale of all or substantially all of the business of the party to which this agreement relates. Subject to the foregoing, this Agreement shall be binding upon and inure the benefit of the parties hereto and their respective successor and assigns.

7.3 Governing Law. This Agreement shall be governed by the laws of the State of Colorado, without regard to it conflicts of law principles. Each section shall be independent and separable from all other sections, and the invalidity of a section shall not affect the enforceability of any of the other sections.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties.

THE REGENTS OF THE UNIVERSITY OF COLORADO

By:
Name:
Title:

3.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GLOBEIMMUNE, INC.

By:
Name:
Title:

4.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

DESCRIPTION OF MATERIAL

1.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

RESEARCH PROJECT

1.